Exhibit 99.1
PACKETEER(R), INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
CUPERTINO, Calif. — October 20, 2005 - Packeteer®, Inc. (NASDAQ: PKTR), the global leader in WAN Application Optimization, today announced results of operations for the quarter ended September 30, 2005.
Net revenues for the third quarter 2005 were $24.8 million, compared with $28.2 million for the second quarter 2005. Net revenues for the third quarter 2004 were $23.1 million. GAAP net income for the third quarter 2005 was $2.3 million or $0.06 per diluted share. This compares to second quarter 2005 GAAP net income of $4.2 million or $0.12 per diluted share. The third quarter 2004 GAAP net income was $3.4 million or $0.10 per diluted share.
Included in the GAAP net income for the third quarter 2005 was amortization of purchased intangible assets of $401,000 and amortization of deferred stock-based compensation of $227,000, offset by $119,000 relating to the tax effect of these items, resulting in non-GAAP net income of $2.8 million or $0.08 per diluted share. Included in the GAAP net income for the second quarter 2005 was amortization of purchased intangible assets of $400,000 and amortization of deferred stock-based compensation of $222,000, offset by $123,000 relating to the tax effect of these items, resulting in non-GAAP net income of $4.7 million or $0.14 per diluted share. See our “Reconciliation of Non-GAAP Net Income to GAAP Net Income” for further information.
The balance sheet at the end of Q3 remained strong. Total cash and investments of $113.0 million at September 30, 2005 were $5.4 million higher than the balances of $107.6 million at June 30, 2005. Accounts receivable of $17.2 million at September 30, 2005 represented 64 days sales outstanding, slightly higher than the 61 days sales outstanding at June 30, 2005. Total inventories were $6.4 million at September 30, 2005, compared with $5.7 million at June 30, 2005.
“We are extremely disappointed with our performance in the third quarter,” said Dave Côté, President and CEO. “Each region failed to meet the company’s revenue expectations. We expect that our fourth quarter net revenues will recover and approximate our earlier estimate for the third quarter. We are confident in our ability to get our business back on track.”
A Conference Call with company management will be held October 20, 2005 at 2:00 pm Pacific Time. The call will be simulcast on the Internet at www.packeteer.com and www.fulldisclosure.com. A replay of the call will be available on the website until October 27, 2005. Management’s accompanying script will remain on the website. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer’s Investor Relations Department at (408) 873-4422.
About Packeteer
Packeteer (NASDAQ: PKTR) is the global market leader in Application Traffic Management for wide area networks. Deployed at more than 7,000 companies in 50 countries, Packeteer solutions empower IT organizations with patented network visibility, control, and acceleration capabilities delivered through a family of intelligent, scalable appliances. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at + 1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company’s website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.
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Safe Harbor Clause
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include express or implied statements regarding future revenues, revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer’s business are set forth in Packeteer’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and Packeteer’s Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.
Packeteer, PacketShaper, PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.
Investor Contact
David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com

PACKETEER, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net revenues Product revenues	$17,632	$18,311	$61,415	$53,364
Service revenues	7,203	4,741	19,675	12,834

Total net revenues	24,835	23,052	81,090	66,198

Cost of revenues
Product costs	4,248	4,327	13,975	12,031
Service costs	1,980	1,552	6,124	4,377
Amortization of purchased intangible assets	401	—	1,157	—

Total cost of revenues	6,629	5,879	21,256	16,408

Gross profit	18,206	17,173	59,834	49,790

Operating expenses:
Research and development (includes stock based compensation expense of $217 and $0 for the three months ended September 30, 2005 and 2004, respectively, and $651 and $0 for the nine months ended September 30, 2005 and 2004, respectively)	5,524	3,799	16,175	11,064
Sales and marketing (includes stock based compensation expense of $8 and $0 for the three months ended September 30, 2005 and 2004, respectively, and $22 and $0 for the nine months ended September 30, 2005 and 2004, respectively)	8,888	8,348	28,097	25,188
General and administrative (includes stock based compensation expense of $2 and $0 for the three months ended September 30, 2005 and 2004, respectively, and $6 and $0 for the nine months ended September 30, 2005 and 2004, respectively)	1,786	1,549	5,029	4,384

Total operating expenses	16,198	13,696	49,301	40,636

Operating income	2,008	3,477	10,533	9,154

Other income, net	776	308	1,887	672

Income before provision for income taxes	2,784	3,785	12,420	9,826

Provision for income taxes	529	377	2,360	980

Net income	$2,255	$3,408	$10,060	$8,846

Basic net income per share	$0.07	$0.10	$0.30	$0.27

Diluted net income per share	$0.06	$0.10	$0.29	$0.26

Shares used in computing basic net income per share	33,924	33,112	33,740	32,902

Shares used in computing diluted net income per share	35,098	34,333	35,102	34,479

PACKETEER, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004
Non-GAAP net income	$2,764	$3,408	$11,549	$8,846

Amortization of purchased intangible assets	(401)	—	(1,157)	—
Amortization of deferred stock-based Compensation	(227)	—	(679)	—
Tax impact of above	119	—	347	—

GAAP net income	$2,255	$3,408	$10,060	$8,846

Basic non-GAAP net income per share excluding amortization of purchased intangible assets and amortization of deferred stock-based compensation, net of taxes	$0.08	$0.10	$0.34	$0.27

Diluted non-GAAP net income per share excluding amortization of purchased intangible assets and amortization of deferred stock-based compensation, net of taxes	$0.08	$0.10	$0.33	$0.26

Shares used in computing basic net income per share	33,924	33,112	33,740	32,902

Shares used in computing diluted net income per share	35,098	34,333	35,102	34,479

PACKETEER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2005	2004
Assets:
Cash, cash equivalents and investments	$112,981	$92,197
Accounts receivable, net	17,231	16,828
Inventories	6,424	3,106
Property and equipment, net	2,744	3,066
Other assets	4,751	5,905
Goodwill and other intangible assets, net	15,533	16,690

Total assets	$159,664	$137,792

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued liabilities	$16,237	$19,295
Deferred rent and other	464	381
Deferred revenue	25,241	16,157

Total liabilities	41,942	35,833

Stockholders’ equity	117,722	101,959

Total liabilities and stockholders’ equity	$159,664	$137,792

PACKETEER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2005	2004
Net cash provided by operating activities	$19,014	$13,756
Net cash used in investing activities	(3,369)	(4,683)
Net cash provided by financing activities	5,016	3,039

Net increase in cash and cash equivalents	20,661	12,112

Cash and cash equivalents at beginning of period	15,666	25,664

Cash and cash equivalents at end of period	36,327	37,776

Investments	76,654	64,203

Total cash, cash equivalents and investments	$112,981	$101,979

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